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                                                                  EXHIBIT (d)(3)

        THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

John Doe
1234 Main Street
Anytown, California

Policy Number:  123456

Company:   AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

                               MERGER ENDORSEMENT

This endorsement has been issued as a result of a merger on DECEMBER 31, 2010 of:

     AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK, a New York life insurance corporation;

                                  with and into

     THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York life insurance corporation.

This is to certify that The United States Life Insurance Company in the City of New York hereby assumes all risks, duties, and obligations as of the date of the merger for the insurance policy identified above issued by American International Life Assurance Company of New York, the same as if it had been issued originally by The United States Life Insurance Company in the City of New York. The risks, duties, and obligations as well as the terms and benefits under the policy identified above have not and will not change as a result of this merger.

This endorsement is effective DECEMBER 31, 2010.

The Home Office of The United States Life Insurance Company in the City of New York is located at One World Financial Center, 200 Liberty Street, New York, New York 10281.

Signed at the Administrative Offices of The United States Life Insurance Company in the City of New York and American International Life Assurance Company of New York.

The United States Life Insurance Company   American International Life Assurance
   in the City of New York                         Company of  New York

      /s/ Mary Jane B. Fortin                   /s/ Mary Jane B. Fortin

           President                                    President

      /s/ Kyle L. Jennings                       /s/ Kyle L. Jennings

           Secretary                                    Secretary

                                    IMPORTANT

This endorsement becomes a part of Your policy and should be attached to Your policy. All inquiries, premium payments, notices, claims or actions on Your policy should be directed to the Administrative Office of The United States Life Insurance Company in the City of New York, [2727-A ALLEN PARKWAY, HOUSTON, TEXAS 77019.]

L8204-AIL-NY